EXHIBIT 23.1

PricewaterhouseCoopers LLP 350 South Grand Avenue Los Angeles CA 90071 Telephone (213) 356 6000 Facsimile (813) 637 4444

April 12, 2006

Cherokee, Inc.
6835 Valjean Avenue
Van Nuys, CA 91406

Enclosed is our manually signed report relating to the use in the Annual Report on Form 10-K of our report dated April 11, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cherokee, Inc. (the “Company”). Also enclosed is our manually signed consent relating to the incorporation by reference in the Registration Statement on Form S-8 of our report.

Our manually signed report and consent serve to authorize the use of our name on our report and consent in the electronic filing of the Company’s Annual Report on Form 10-K with the SEC.

Please provide us with an exact copy of the Annual Report on Form 10-K as electronically filed with the SEC.

Very truly yours,

PricewaterhouseCoopers LLP